News Release

December 4, 2006

Net Perceptions Appoints Jonathan LaBarre as Chief Financial Officer

Net Perceptions Incorporated (OTC:NETP.PK) announced today that it has appointed Jonathan LaBarre as Chief Financial Officer (CFO).

Jonathan LaBarre, joins Net Perceptions from Terex Corporation, where he served as Senior Finance Manager, Corporate Finance since January of 2002. While at Terex, LaBarre’s responsibilities included compliance programs for Sarbanes-Oxley, audit functions, and acquisition due diligence. Prior to that, he was Controller of Pratt and Whitney’s International Product Center and a Corporate Finance Project Manager at Stanley Works. LaBarre also served from 1987-1994 as a noncommissioned Medical Supply and Logistics Officer with the U.S. Army. He received his masters of business administration from Western New England College, and his bachelor’s degree in accounting from Central Connecticut State University. In addition, LaBarre is CPA certified in the state of Connecticut.

Net Perception’s President and Chief Executive Officer, Albert Weggeman, said, “The addition of our new CFO, Jonathan LaBarre, is an important step forward toward building a strong operating team. Jonathan brings with him financial management experience from leading global, industrial companies. We believe his hands-on management style combined with his experience in Sarbanes-Oxley, financial controls, acquisition due diligence and accounting, and public reporting will make him a valued member of our team and a good fit for supporting Net Perceptions acquisition based growth strategy and business integration requirements.”

Net Perception’s Chairman of the Board, Warren Kanders said, “We are excited to welcome Jonathan to our team. We believe he possesses the background and experience we are looking for. We are pleased that Jonathan LaBarre is joining Net Perceptions as we continue our efforts to build our organization into a global, diversified industrial manufacturing company.”

About Net Perceptions, Inc.

Net Perceptions, Inc. (OTC: NETP.PK - News), through its recent acquisition of Concord Steel, is one of the nation’s leading independent manufacturers of steel counterweights that are incorporated into a variety of industrial equipment including aerial work platforms, cranes, elevators and material handling equipment. Additional information can be found at http://www.netperceptions.com.

This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Information in this release includes Net Perceptions’ beliefs, expectations, intentions and strategies regarding Net Perceptions, its future and its products and services. Assumptions relating to the forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risks including our inability to implement our acquisition growth strategies and integrate and successfully manage any businesses that we acquire, our inability to continue to generate revenues at historic levels in our newly acquired operating divisions, and to use our net operating loss carry forward. Net Perceptions cannot guarantee its future performance. All forward-looking statements contained in this release are based on information available to Net Perceptions as of the date of this release and Net Perceptions assumes no obligation to update the forward-looking statements contained herein.

For further information regarding the risks and uncertainties in connection with Net Perceptions’ business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” and other sections of Net Perceptions’ filings with the Securities and Exchange Commission, including but not limited to, its most recent annual report on Form 10-K, its 2006 Proxy Statement and quarterly reports on Form 10-Q and current reports on Form 8-K, copies of which may be obtained at our web site at http://www.netperceptions.com or the SEC’s web site at http://www.sec.gov.